UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

DE	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055

On September 3, 2024, NiSource Inc. (the “Company”) and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co, LLC and Wells Fargo Securities, LLC, as underwriters, entered into a Terms Agreement (the “Terms Agreement”) with respect to the offering and sale of $500,000,000 aggregate principal amount of the Company’s 6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Notes”) under the Company’s Registration Statement on Form S-3 (File No. 333-268084) (the “Registration Statement”). The Terms Agreement incorporates by reference the provisions of the Company’s Underwriting Agreement, dated November 30, 2017 (a form of which was filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2017). The sale closed on September 9, 2024.

Interest on the Notes accrues from and including September 9, 2024 and is payable semi-annually in arrears on March 31 and September 30 of each year, beginning on March 31, 2025. The Notes bear interest (i) from and including September 9, 2024 to, but excluding, March 31, 2035 at the rate of 6.375% per annum and (ii) from and including March 31, 2035, during each reset period at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined in the prospectus supplement described below) as of the most recent reset interest determination date plus a spread of 2.527%, to be reset on each reset date.

The Notes mature on March 31, 2055. The Company, at its option, may redeem some or all of the Notes during specified periods, and upon the occurrence of certain ratings or tax events, all as described in the prospectus supplement.

In accordance with the terms of the Notes, so long as no event of default (as defined in the prospectus supplement) with respect to the Notes has occurred and is continuing, the Company may, at its option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual interest payment periods each. During any such period during which such payments are deferred, the Company will not (with certain exceptions as described in the prospectus supplement): (1) declare or pay any dividends or distributions on any Capital Stock (as defined in the prospectus supplement), including the common stock, of the Company; (2) redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of the Company; (3) pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of the Company that ranks equally with or junior to the Notes in right of payment; or (4) make any payments with respect to any guarantees by the Company of any indebtedness if such guarantees rank equally with or junior to the Notes in right of payment.

The Notes were issued pursuant to a Subordinated Indenture, dated as of May 16, 2024, between the Company and The Bank of New York Mellon (the “Subordinated Indenture”), as supplemented by the Second Supplemental Indenture thereto, dated as of September 9, 2024 (the “Second Supplemental Indenture”). The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including to finance capital expenditures, for working capital and to repay existing indebtedness. Further information concerning the Notes and related matters is set forth in the Company’s prospectus supplement dated September 3, 2024, which was filed with the SEC on September 4, 2024.

The preceding is a summary of the terms of the Notes and is qualified in its entirety by reference to the form of the Notes attached hereto as Exhibit 4.1 and the Second Supplemental Indenture attached hereto as Exhibit 4.2, each of which is incorporated herein by reference as though it was fully set forth herein.

The Company is filing Exhibits 5.1 and 8.1 with this Current Report on Form 8-K in connection with the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of 6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (included in Exhibit 4.2 hereto)

4.2	Second Supplemental Indenture, dated as of September 9, 2024, between NiSource Inc. and The Bank of New York Mellon, as trustee

5.1	Opinion of McGuireWoods LLP regarding validity of the Notes

8.1	Opinion of McGuireWoods LLP regarding certain tax matters related to the Notes

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of McGuireWoods LLP (included in Exhibit 8.1)

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the anticipated use of proceeds from the sale of the Notes. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent filings with the SEC, which are available on the Company’s website at www.nisource.com and on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: September 9, 2024	By: /s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer